Investor Relations: invrel@pge-corp.com | Media: 415.973.5930 | www.pgecorp.com
July 25, 2024

PG&E Corporation Reports Second-Quarter Results; On Track to Deliver Solid 2024

OAKLAND — PG&E Corporation (NYSE: PCG) is on track to deliver solid 2024 results. Financial progress includes:

•GAAP earnings were $0.24 per share for the second quarter of 2024, compared to earnings of $0.19 for the same period in 2023.
•Non-GAAP core earnings were $0.31 per share for the second quarter of 2024, compared to earnings of $0.23 per share for the same period in 2023.
•Recorded GAAP earnings were $0.58 per share for the first half of 2024, compared to earnings of $0.46 per share for the same period in 2023.
•Non-GAAP core earnings were $0.69 per share for the first half of 2024, compared to earnings of $0.52 per share for the same period in 2023.
•2024 EPS GAAP guidance updated in the range of $1.11 to $1.17 per share.
•2024 non-GAAP core EPS guidance reaffirmed at $1.33 to $1.37 per share.
•Forecasting no equity needs in 2024.
•Reaffirming 2024-2028 financing plan.

Safety and operational progress during the second quarter of 2024 includes:

•Installed 46 miles of underground powerlines and 43 miles of stronger poles and covered powerlines in the highest fire-risk areas.
•Connected 2,900 new residential and business customers to our electric system, for a total of 5,184 in 2024.
•Interconnected the first of four new renewable natural gas (RNG) facilities planned for 2024, enabling more California-produced RNG to reach consumers and help reduce greenhouse-gas emissions.
•Installed more than 220 electric vehicle charging ports for a total of approximately 720 new ports installed in 2024.

“We’re delivering for our customers and hometowns today through a foundation of safe operations, wildfire risk reduction and solid financial progress. We also see a bright future where we lower average household energy costs, including from transportation, and further cut carbon emissions,” said PG&E Corporation CEO Patti Poppe.

Financial Results

PG&E Corporation recorded second-quarter 2024 income available for common shareholders of $520 million, or $0.24 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with income available for common shareholders of $406 million, or $0.19 per share, for the second quarter of 2023.

The increase in GAAP results is primarily driven by an increase in customer capital investment, as approved in the 2023 General Rate Case final decision and which earns an equity return as approved in the Automatic Cost of Capital Adjustment Mechanism Advice Letter. Other drivers include non-fuel operating and maintenance savings achieved for the first half of 2024 for various programs such as reinventing our inspection processes, net of amounts reinvested back into the business for emergency preparedness and risk mitigation as two examples.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of non-GAAP core earnings to consolidated earnings available for common shareholders.

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings, which exclude non-core items, were $674 million, or $0.31 per share, in the second quarter of 2024, compared with $494 million, or $0.23 per share, during the same period in 2023.

The increase in quarter-over-quarter non-GAAP core earnings per share is primarily driven by similar factors to the GAAP results, including customer capital investment, and non-fuel operating and maintenance savings, net of amounts reinvested back into the business as outlined above.

Non-core items, which management does not consider representative of ongoing earnings, totaled $154 million after tax, or $0.07 per share, in the second quarter of 2024, compared with $88 million after tax, or $0.04 per share, during the same period in 2023.

2024 Guidance

PG&E Corporation is updating 2024 GAAP earnings guidance in the range of $1.11 to $1.17 per share (previously $1.15 to $1.20 per share). Factors driving GAAP earnings include costs related to unrecoverable interest expense of $285 million to $365 million after tax and other earnings factors, including allowance for funds used during construction equity, incentive revenues, tax benefits, and cost savings, net of below-the-line costs. Additional factors include the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability, PG&E Corporation’s and the Utility’s reorganization cases under Chapter 11, wildfire-related costs, and investigation remedies, partially offset by prior period net regulatory impact.

The guidance range for projected 2024 non-GAAP core earnings is reaffirmed at $1.33 to $1.37 per share. The guidance range for non-core items, which management does not consider representative of ongoing earnings, is $420 million to $460 million after tax.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, and certain other factors.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will also hold a conference call on July 25, 2024, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its second quarter 2024 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: Second Quarter 2024 Earnings Call

When: Thursday, July 25, 2024 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived at
http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx.

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through August 1, 2024, by dialing (800) 770-2030. The confirmation code 92587 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the California Public Utilities Commission and the Federal Energy Regulatory Commission at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Wildfire and Safety Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in Oakland, California. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans, and strategies of PG&E Corporation and the Utility, including regarding earnings, operating cost savings, capital investments, financings, and dividends. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2023, their most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC’s website at www.sec.gov. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating Revenues
Electric	$4,458	$3,852	$8,510	$7,971
Natural gas	1,528	1,438	3,337	3,528
Total operating revenues	5,986	5,290	11,847	11,499
Operating Expenses
Cost of electricity	763	672	1,084	1,194
Cost of natural gas	204	274	733	1,190
Operating and maintenance	2,757	2,436	5,393	5,113
SB 901 securitization charges, net	—	289	—	562
Wildfire-related claims, net of recoveries	(3)	(1)	(4)	(3)
Wildfire Fund expense	78	117	156	234
Depreciation, amortization, and decommissioning	1,053	997	2,075	2,074
Total operating expenses	4,852	4,784	9,437	10,364
Operating Income	1,134	506	2,410	1,135
Interest income	202	143	339	255
Interest expense	(812)	(640)	(1,527)	(1,242)
Other income, net	82	66	158	151
Income Before Income Taxes	606	75	1,380	299
Income tax provision (benefit)	82	(335)	121	(683)
Net Income	524	410	1,259	982
Preferred stock dividend requirement of subsidiary	4	4	7	7
Income Available for Common Shareholders	$520	$406	$1,252	$975
Weighted Average Common Shares Outstanding, Basic	2,137	2,019	2,136	2,005
Weighted Average Common Shares Outstanding, Diluted	2,142	2,139	2,141	2,137
Net Income Per Common Share, Basic	$0.24	$0.20	$0.59	$0.49
Net Income Per Common Share, Diluted	$0.24	$0.19	$0.58	$0.46

Reconciliation of PG&E Corporation’s Consolidated Earnings Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Core Earnings
Second Quarter, 2024 vs. 2023

	Three Months Ended June 30,				Six Months Ended June 30,
	Earnings		Earnings per Common Share		Earnings		Earnings per Common Share
(in millions, except per share amounts)	2024	2023	2024	2023	2024	2023	2024	2023
PG&E Corporation’s earnings/EPS on a GAAP basis	$520	$406	$0.24	$0.19	$1,252	$975	$0.58	$0.46
Non-core items: (1)
Amortization of Wildfire Fund contribution (2)	56	84	0.03	0.04	112	169	0.05	0.08
Bankruptcy and legal costs (3)	13	17	0.01	0.01	25	33	0.01	0.02
Fire Victim Trust tax benefit net of securitization (4)	3	(65)	—	(0.03)	1	(139)	—	(0.07)
Investigation remedies (5)	15	2	0.01	—	19	17	0.01	0.01
Prior period net regulatory impact (6)	(6)	(6)	—	—	(12)	(12)	(0.01)	(0.01)
Strategic repositioning costs (7)	—	1	—	—	—	2	—	—
Tax-related adjustments (8)	70	—	0.03	—	70	—	0.03	—
Wildfire-related costs, net of insurance (9)	4	55	—	0.03	8	64	—	0.03
PG&E Corporation’s non-GAAP core earnings/EPS (10)	$674	$494	$0.31	$0.23	$1,474	$1,109	$0.69	$0.52

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2024 and 2023, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Non-GAAP Financial Measures below.

(2) The Utility recorded costs of $78 million (before the tax impact of $22 million) and $156 million (before the tax impact of $44 million) during the three and six months ended June 30, 2024, respectively, associated with the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability.

(3) PG&E Corporation and the Utility recorded costs of $18 million (before the tax impact of $5 million) and $35 million (before the tax impact of $10 million) during the three and six months ended June 30, 2024, respectively, related to bankruptcy and legal costs associated with PG&E Corporation’s and the Utility’s Chapter 11 filing, including legal and other costs.
(4) The Utility recorded costs of $4 million (before the tax impact of $1 million) and $1 million (before the tax impact of $0 million) during the three months and six months ended June 30, 2024, respectively, related to any earnings-impacting investment losses or gains associated with investments related to the contributions to the customer credit trust. Previously included the charge related to the establishment of the SB 901 securitization regulatory asset and the SB 901 securitization regulatory liability associated with revenue credits funded by the net operating loss monetization and tax benefits related to the Fire Victim's Trust's sale of PG&E corporation common stock.

(5) Includes costs associated with the decision different for the OII related to the 2017 Northern California Wildfires and 2018 Camp Fire (“Wildfires OII”), the system enhancements related to the locate and mark OII, restoration and rebuilding costs for the town of Paradise, and the settlement agreement resolving the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, as shown below.

(in millions)	Three Months Ended June 30, 2024	Six Months Ended June 30, 2024
Wildfires OII disallowance and system enhancements	$2	$3
Locate and mark OII system enhancements	1	1
Paradise restoration and rebuild	1	2
2020 Zogg fire settlement	13	14
Investigation remedies	$16	$20
Tax impacts	(1)	(1)
Investigation remedies (post-tax)	$15	$19

(6) The Utility recorded $8 million (before the tax impact of $2 million) and $16 million (before the tax impact of $4 million) during the three and six months ended June 30, 2024, respectively, related to adjustments associated with the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case per the CPUC decision dated July 14, 2022.

(7) Includes one-time costs related to repositioning PG&E Corporation’s and the Utility’s operating model.

(8) PG&E Corporation recorded tax expense costs of $70 million during the three and six months ended June 30, 2024 associated with the deductibility of certain customer bill credits issued in connection with the San Bruno natural gas explosion that occurred in 2010.

(9) Includes costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of insurance, as shown below.

(in millions)	Three Months Ended June 30, 2024	Six Months Ended June 30, 2024
2019 Kincade fire-related costs	$2	$5
2020 Zogg fire-related insurance recoveries	—	(1)
2020 Zogg fire-related legal settlements	(1)	—
2021 Dixie fire-related legal settlements	5	7
Wildfire-related costs, net of insurance	$6	$11
Tax impacts	(2)	(3)
Wildfire-related costs, net of insurance (post-tax)	$4	$8

(10) “Non-GAAP core earnings” is a non-GAAP financial measure. See Non-GAAP Financial Measures below.

Undefined, capitalized terms have the meanings set forth in PG&E Corporation’s and the Utility’s joint Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

PG&E Corporation’s 2024 Earnings Guidance

	2024
EPS guidance	Low		High
Estimated EPS on a GAAP basis	~	$1.11	~	$1.17
Estimated non-core items: (1)
Amortization of Wildfire Fund contribution (2)	~	0.10	~	0.10
Bankruptcy and legal costs (3)	~	0.03	~	0.01
SB 901 securitization (4)	~	0.01	~	0.01
Investigation remedies (5)	~	0.04	~	0.04
Prior period net regulatory impact (6)	~	(0.01)	~	(0.01)
Tax-related adjustments (7)		0.03		0.03
Wildfire-related costs, net of insurance (8)	~	0.01	~	0.01
Estimated EPS on a non-GAAP core earnings basis	~	$1.33	~	$1.37

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2024, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Non-GAAP Financial Measures below.

(2) “Amortization of Wildfire Fund contribution” represents the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability.

	2024
(in millions)	Low guidance range		High guidance range
Amortization of Wildfire Fund contribution	~	$305	~	$305
Amortization of Wildfire Fund contribution	~	$305	~	$305
Tax impacts	~	(85)	~	(85)
Amortization of Wildfire Fund contribution (post-tax)	~	$220	~	$220

(3) “Bankruptcy and legal costs” consists of legal and other costs associated with PG&E Corporation’s and the Utility’s Chapter 11 filing.

	2024
(in millions)	Low guidance range		High guidance range
Legal and other costs	~	$90	~	$45
Bankruptcy and legal costs	~	$90	~	$45
Tax impacts	~	(25)	~	(13)
Bankruptcy and legal costs (post-tax)	~	$65	~	$32

(4) “SB 901 securitization” includes the establishment of the SB 901 securitization regulatory asset and the SB 901 regulatory liability associated with revenue credits funded by net operating loss monetization. Also included are any earnings-impacting investment losses or gains associated with investments related to the contributions to the customer credit trust.

		2024
(in millions)	Low guidance range		High guidance range
SB 901 securitization charge	~	$33	~	$33
Net gains related to customer credit trust	~	(3)	~	(3)
SB 901 securitization	~	$30	~	$30
Tax impacts	~	(8)	~	(8)
SB 901 securitization (post-tax)	~	$22	~	$22

(5) “Investigation remedies” includes costs related to the Paradise restoration and rebuild, the Wildfires OII decision different, the settlement agreement resolving the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, and the locate and mark OII system enhancements.

	2024
(in millions)	Low guidance range		High guidance range
2020 Zogg fire settlement	~	$58	~	$58
Wildfires OII disallowance and system enhancements	~	40	~	40
Paradise restoration and rebuild	~	10	~	10
Locate and mark OII system enhancements	~	5	~	5
Investigation remedies	~	$113	~	$113
Tax impacts	~	(30)	~	(30)
Investigation remedies (post-tax)	~	$83	~	$83

(6) “Prior period net regulatory impact” represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case.

	2024
(in millions)	Low guidance range		High guidance range
2011-2014 GT&S capital audit	~	$(35)	~	$(35)
Prior period net regulatory impact	~	$(35)	~	$(35)
Tax impacts	~	10	~	10
Prior period net regulatory impact (post-tax)	~	$(25)	~	$(25)

(7) “Tax-related adjustments” includes tax expense costs associated with the deductibility of certain customer bill credits issued in connection with the San Bruno natural gas explosion that occurred in 2010. The after-tax low and high non-core guidance range is $70 million for 2024.

(8) “Wildfire-related costs, net of insurance” includes legal and other costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of insurance.

	2024
(in millions)	Low guidance range		High guidance range
2019 Kincade fire-related costs	~	$15	~	$15
2020 Zogg fire-related legal settlements	~	5	~	5
2020 Zogg fire-related insurance recoveries	~	—	~	(5)
2021 Dixie fire-related legal settlements	~	15	~	15
Wildfire-related costs, net of insurance	~	$35	~	$30
Tax impacts	~	(10)	~	(8)
Wildfire-related costs, net of insurance (post-tax)	~	$25	~	$22

Undefined, capitalized terms have the meanings set forth in PG&E Corporation’s and the Utility’s joint Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

Non-GAAP Core Earnings and Non-GAAP Core EPS

“Non-GAAP core earnings” and “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” are non-GAAP financial measures. Non-GAAP core earnings is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed above. Non-GAAP core EPS is calculated as non-GAAP core earnings divided by common shares outstanding on a diluted basis.

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. With respect to our projection of non-GAAP core EPS for the years 2025-2028, PG&E Corporation is unable to predict with reasonable certainty the reconciling items that may affect GAAP net income without unreasonable effort. The reconciling items are primarily due to the future impact of wildfire-related costs, timing of regulatory recoveries, special tax items, and investigation remedies. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures.

Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.